CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights," and "Independent Auditors" in the Registration Statement (Form N-1A) of the Wanger Advisors Trust filed with the Securities and Exchange Commission and to the incorporation by reference therein and in the related Prospectus of our reports dated February 8, 2002 in this Post-Effective Amendment No. 14 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-83548) and in this Amendment No. 15 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-8748).




                                                         /s/ERNST & YOUNG LLP
Chicago, Illinois
April 4, 2002